UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 10, 2005

NETBANK, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Alpharetta, GA		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

As disclosed in a Current Report on Form 8-K filed on May 4, 2005, in April 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NetBank, Inc. (the “Company”) approved certain aspects of the Company’s Management Incentive Plan for 2005 (the “2005 Bonus Plan”).  Incentive bonus payments to executive officers and other officers of the Company may be awarded under the 2005 Bonus Plan.  A participant’s bonus will be assessed against three generic categories:  overall Company performance, line of business performance and individual performance, with each category being assigned a relative weight that may vary among participants. Within each of these three generic categories, the Committee established specified key performance measures (the “Performance Measures”) and various target levels (the “Target Metrics”) within each Performance Measure for 2005.  Bonuses under the 2005 Bonus Plan are payable as a percentage of base salary based on actual performance relative to the various performance targets and weightings so established.  For additional information regarding the 2005 Bonus Plan, see the aforementioned Current Report on Form 8-K.

On November 10, 2005, anticipating that the Company’s Management Incentive Plan for 2006 will be substantially similar in structure to the 2005 Bonus Plan, the Committee established for 2006 the overall Company Performance Measure and Target Metrics for such Performance Measure based on earnings per share, number of customers and cross-sell ratio.  The Committee plans to adopt in early 2006 the Management Incentive Plan for 2006 and at that time establish the line of business and individual Performance Measures and the Target Metrics for those Performance Measures, along with 2006 base salaries and maximum bonus levels as a percentage of base salary.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2005, the Board amended and restated the Bylaws of the Company, a Georgia corporation.  The information presented in this Item 5.03 includes a description of the material amendments to the Bylaws of the Company, as formerly in effect (the “Former Bylaws”).  This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company (the “Amended Bylaws”), which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

The amendments reflected in the Amended Bylaws are intended, among other things, to add to, and to revise, update and clarify various provisions of, the Former Bylaws to ensure that they comply with Georgia law and reflect terms and provisions that the Company believes are typical of the bylaws of other comparable publicly traded companies.  Such amendments became effective immediately upon their adoption by the Board.

Notices. The Amended Bylaws provide that any notices required under the Amended Bylaws or by law may be sent via electronic transmission.  The Former Bylaws did not provide for notice by electronic transmission.  The Amended Bylaws authorize the Company to deliver a single notice to shareholders who share an address if consented to by such shareholders.  In general, a shareholder shall be deemed to have consented if the shareholder fails to object within 60 days of having been given written notice by the Company of its intention to send a single notice.  The Former Bylaws contained no similar provisions.

Date of Annual Meeting of Shareholders.  The Amended Bylaws amend the Former Bylaws by changing the target date of the annual meeting of shareholders from the second Wednesday in April to the last Thursday in April of each year.

Vote Required to Call a Special Meeting of Shareholders.  The Amended Bylaws change the holder requirement to call a special meeting of shareholders from 25%, as in the Former Bylaws, to 100% of all the votes entitled to be cast on any issue proposed to be considered at such a meeting.

Opting to be Covered by the Georgia Business Combinations with Interested Shareholders and Fair Price Statutes.  The Amended Bylaws contain provisions which now cause the Company to be covered by two provisions of Georgia law that restrict business combinations with interested shareholders:  the Business Combinations with Interested Shareholders Provisions contained in §§ 14-2-1131 to 1133 of the Georgia Business Corporation Code (“GBCC”) and the Fair Price Provisions contained in §§ 14-2-1110 to 1113 of the GBCC.  The Former Bylaws contained no similar provisions.  Under Georgia law, these provisions are permissive and only apply to Georgia corporations which affirmatively elect to be covered by them which has occurred as a result of the adoption of the Amended Bylaws.  As a result of their adoption, these Bylaw provisions may be repealed only by the affirmative vote of at least 66 2/3% of the Continuing Directors and a majority of the votes entitled to be cast by the voting shares, other than the voting shares beneficially owned by an Interested Shareholder and, with respect to the Fair Price Provisions, the Interested Shareholder’s associates and affiliates. In general, an “Interested Shareholder” is defined as the beneficial owner of 10% or more of the outstanding voting stock.  In general,  “Continuing Directors” are directors who served prior to the time the Interested Shareholder acquired an ownership of 10% or more of the outstanding voting stock and who are unaffiliated with the Interested Shareholder.

The Business Combinations with Interested Shareholders Provisions

The Business Combinations with Interested Shareholders Provisions generally prohibit the Company, if it qualifies as a “Resident Domestic Corporation,” from entering into certain business combination transactions with any Interested Shareholder (or any other corporation that after the merger or consolidation would be an affiliate of the Interested Shareholder) for a five-year period following the time that such shareholder became an Interested Shareholder.  In general, a “Resident Domestic Corporation” is defined as a corporation organized under the laws of Georgia that has at least 100 beneficial owners in Georgia and either has its principal office located in Georgia or satisfies with respect to Georgia certain other concentration of shareholder or assets tests.  An Interested Shareholder may engage in a business combination transaction with the Company within the five-year period only if:

•                  the Board approved the transaction before the shareholder became an Interested Shareholder or approved the transaction in which the shareholder became an Interested Shareholder;

•                  the Interested Shareholder acquired at least 90% of the voting stock outstanding in the transaction in which it became an Interested Shareholder; or

•                  after becoming an Interested Shareholder, the Interested Shareholder acquired additional shares resulting in the Interested Shareholder being the beneficial owner of at least 90% of the outstanding voting shares, excluding Insider Shares, and the transaction was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote, excluding from the vote, Insider Shares and voting stock beneficially owned by the Interested Shareholder.

“Insider Shares” refer to shares owned by:

•                  persons who are directors or officers of the Company, their affiliates or associates;

•                  subsidiaries of the Company; and

•                  the Company’s employee stock plans under which participants do not have the right to determine confidentially the extent to which shares held under such plans will be tendered in a tender or exchange offer.

The Fair Price Provisions

The Fair Price Provisions impose requirements on “business combinations” involving the Company with any Interested Shareholder.  In addition to any vote required by law or by the Company’s amended and restated articles of incorporation, as amended (the “Articles of Incorporation”), under the Fair Price Provisions, business combinations with an Interested Shareholder must meet one of the following criteria:

•                  the transaction must be unanimously approved by the Company’s Continuing Directors, provided that the Continuing Directors constitute at least three members of the Board at the time the transaction is approved;

•                  the transaction must be recommended by at least 66 2/3% of the Continuing Directors and approved by a majority of the votes entitled to be cast by the voting shares, other than the voting shares beneficially owned by the Interested Shareholder who is, or whose affiliate is, a party to the business combination; or

•                  the terms of the transaction must meet specified fair pricing criteria and other tests.

Advance Notice Provisions.  The Amended Bylaws provide that certain advance notice requirements apply to both (i) stockholder nominations of directors and (ii) shareholder proposals.  In both cases, in order to be timely, a shareholder nomination or shareholder proposal to be acted on at the annual meeting of shareholders will generally need to be submitted at least 90 days prior to the anniversary of the preceding year’s annual meeting.  Shareholder nominations to be acted on at a special meeting will generally need to be submitted at least ten days after public disclosure of the date of the meeting was made by the Company.  In general with respect shareholder nominations of directors, the shareholder notice to the Company must set forth the number and class of shares of the Company’s stock owned of record and beneficially by the shareholder, and with respect to the person sought to be nominated as a director, such person’s name; number and class of shares of the Company’s stock owned; certain biographical, work experience and familial relationship information; and signed consent to serve as a director of the Company, if elected. With respect to shareholder proposals (other than a director nominations), the shareholder notice must contain, in general, the text of the proposal and a brief written statement of the reasons why such shareholder favors the proposal, as well as other information about the shareholder submitting the proposal.  The Former Bylaws contained no similar provisions.

Conduct of Meetings of Shareholders.  The Amended Bylaws provide that the Board may adopt as it shall deem appropriate, and to the extent not inconsistent with those adopted by the Board the chairman of the meeting may prescribe as he or she shall deem appropriate, rules, regulations and procedures for the conduct of meetings of shareholders.  Meetings of shareholders shall be presided over by the Company’s chief executive officer, or in his or her absence, by a chairman designated by the Board.  Prior to a meeting of shareholders, the Board by resolution or the Company’s chief executive officer shall appoint an inspector of elections.  In addition, the date and time of the opening and closing of the polls for each matter to be voted upon at a meeting of shareholders shall be announced at such meeting.  The Former Bylaws contained no similar provisions.

Directors.  The Amended Bylaws amend the Former Bylaws to describe the staggered terms of office of the members of the Board, consistent with the Articles of Incorporation.

Composition of the Board; Removal of Chief Executive Officer.  The Former Bylaws contained a special director election process, the applicability of which has expired.  In addition, the Former Bylaws contained a provision requiring a super-majority vote of the Board to remove Douglas K. Freeman as Chief Executive Officer through 2005.  The Amended Bylaws amend the Former Bylaws to delete these provisions.

Reimbursement of Non-deductible Payments to Officers and Employees.  The Former Bylaws provided that in the event payments to directors are not deductible for corporate tax purposes under Section 162(m) of the Internal Revenue Code, the director is obligated to reimburse the Company within 90 days of the determination of disallowance and that the Board has an obligation to enforce this provision.  The Amended Bylaws amend the Former Bylaws to delete this provision.

Other Amendments.  The Amended Bylaws amend the Former Bylaws to correct certain minor cross-referencing errors, duplicative phrases and outdated registered office and agent information.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws as of November 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date: November 17, 2005	/s/ Charles E. Mapson
(Signature)

Charles E. Mapson
Chief Legal Executive and Secretary